UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 25, 2022

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FLANIGAN’S ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

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Florida	1-6836	59-0877638
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

5059 N.E. 18th Avenue, Fort Lauderdale, Florida 33334

(Address of Principal Executive Offices) (Zip Code)

(954) 377-1961

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.10 par value	BDL	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(b) At the Annual Meeting of Shareholders, (the “Annual Meeting”) of Flanigan’s Enterprises, Inc., (the “Company”), held on February 25, 2022, of the 1,858,647 shares of Common Stock outstanding and entitled to vote, 1,119,859 shares were represented, constituting a 60.25% quorum. The final results for each of the matters submitted to a vote of shareholders at the Annual Meeting are as follows:

Proposal 1

All of the nominees of the Company’s Board of Directors (the “Board”) were elected to serve until the Company’s 2025 Annual Meeting or until their respective successors are elected and qualified, by the votes set forth in the table below:

Director	For	Withhold Authority	Abstentions	Broker Non-Votes

Jeffrey D. Kastner	1,009,825	110,034	--	1,119,859
Michael B. Flanigan	1,006,460	113,399	--	1,119,859
Mary E. Bennett	1,109,561	10,298	--	1,119,859

The terms of office of the following Directors continued after the meeting:

James G. Flanigan, August Bucci, Patrick J. Flanigan, Christopher O’Neil, Christopher J. Nelms and John P. Foster.

Proposal 2

The shareholders approved, on an advisory (non-binding) basis, the compensation of certain executive officers, by the votes set forth in the table below.

For	Against	Abstentions	Broker Non-Votes

932,540	186,314	915	--

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLANIGAN’S ENTERPRISES, INC.
(Registrant)

Date March 2, 2022	By:	/s/ Jeffrey D. Kastner
Jeffrey D. Kastner
Chief Financial Officer, General Counsel & Secretary